Exhibit 99.1

Trevi Therapeutics Announces Pricing of $100 Million Underwritten Offering of Common Stock

New Haven, Conn., June 3, 2025 – Trevi Therapeutics, Inc. (Nasdaq: TRVI), a clinical-stage biopharmaceutical company developing the investigational therapy Haduvio™ (oral nalbuphine ER) for the treatment of chronic cough in patients with idiopathic pulmonary fibrosis (IPF) and in patients with refractory chronic cough (RCC), today announced the pricing of its previously announced underwritten public offering of 17,400,000 shares of its common stock at a public offering price of $5.75 per share, for total proceeds of $100 million, before deducting underwriting discounts and commissions and expenses payable by Trevi. All of the shares in the offering are being sold by Trevi. In addition, Trevi has granted the underwriters a 30-day option to purchase up to 2,610,000 additional shares of its common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about June 5, 2025, subject to satisfaction of customary closing conditions.

Morgan Stanley, Leerink Partners, Stifel and Cantor are acting as joint book-running managers for the offering.

The shares are being offered by Trevi pursuant to a shelf registration statement on Form S-3 (File No. 333-273030), which was filed with the Securities and Exchange Commission (SEC) on June 29, 2023, amended on August 11, 2023 and declared effective by the SEC on August 15, 2023. This offering is being made only by means of a prospectus supplement and the accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC. When available, copies of the preliminary prospectus supplement, final prospectus supplement and the accompanying prospectus may also be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, or by email at prospectus@morganstanley.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com; or Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, New York 10022, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Trevi Therapeutics, Inc.

Trevi Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing the investigational therapy Haduvio™ (oral nalbuphine extended-release) for the treatment of chronic cough in patients with idiopathic pulmonary fibrosis (IPF) and in patients with refractory chronic cough (RCC). Haduvio acts on the cough reflex arc both centrally and peripherally as a kappa agonist and a mu antagonist (KAMA), targeting opioid receptors that play a key role in controlling chronic cough. Nalbuphine is not currently scheduled by the U.S. Drug Enforcement Agency.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about the anticipated closing of the public offering and the expected gross proceeds of the offering, among other things, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “may,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties related to market conditions and whether the conditions for the closing of the public offering will be satisfied, as well as other risks and uncertainties, as well as other risks and uncertainties set forth in the “Risk Factors” section of the preliminary prospectus supplement filed with the SEC on June 2, 2025, in Trevi’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC, and in any subsequent filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Trevi undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Investor Contact

Jonathan Carlson

Trevi Therapeutics, Inc.

(203) 654 3286

carlsonj@trevitherapeutics.com

Media Contact

Rosalia Scampoli

914-815-1465

rscampoli@marketcompr.com